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                                 EXHIBIT 10(dd)
                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (the "Agreement") is granted this 3rd day of June, 2002, by MARLTON TECHNOLOGIES, INC., a Pennsylvania corporation (the "Company") to ALAN I. GOLDBERG (the "Optionee").

                                   WITNESSETH;
                                   -----------

         1. Grant. Pursuant to the Company's 2001 Equity Incentive Plan (the "Plan"), the Company hereby grants to the Optionee stock options (the "Options") to purchase on the terms and conditions hereinafter set forth an aggregate of Five Hundred Ninety-Six Thousand Two Hundred Twenty One (596,221) shares of the Company's Common Stock, no par value per share (the "Option Shares"), at the purchase price of Fifty Cents ($0.50) per share (the "Option Price"), subject to adjustment as provided in Paragraph 5. 222,000 of such Options shall be Incentive Stock Options and 374,221 of such Options shall be Non-Qualified Options. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

         2. Term. This Agreement and Optionee's right to acquire Options vested in accordance with Paragraph 3 shall terminate at 5:00 p.m. (local Philadelphia time) on November 20, 2011, notwithstanding Optionee's earlier death, Total Disability or termination of employment by the Company or by Optionee for any reason.

         3. Vesting. The Options will be fully vested as of the date of this Agreement.

         4. Method of Exercise and Payment. This Option may be exercised with respect to vested Option Shares from time to time, in whole or in part, by written notice to the Company specifying the total number of Option Shares to be exercised. The notice shall be accompanied by payment in cash or by check equal to the aggregate Option Price of all Option Shares covered by such notice, or Optionee may elect to pay for some or all of the Option Shares with shares of Common Stock of the Company previously acquired and owned by Optionee for a period of more than six months at the time of exercise of this Option. Such exercise shall be effective upon the actual receipt by the Company of such written notice and payment.

         5. Adjustments. The Option Shares and the Option Price are subject to adjustment only as provided in the Plan.

         6. Notices. Any notice to be given to the Company shall be addressed to the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Company or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

         7. Tax Provision. The Options will be incentive stock options to the maximum extent permitted under Section 422(d) of the Internal Revenue Code of 1986 as it may be amended from time to time (the "Code"). Such portion of this Option Agreement shall be interpreted and construed in a manner consistent with, and to satisfy the requirements of, the incentive stock option provisions of the Code. Such portion of this Option Agreement is intended to satisfy Section 422A(b) of the Code and qualify for special tax treatment under Section 421 et seq of the Code.

         IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.

                                              MARLTON TECHNOLOGIES, INC.

Attest /s/ Scott J. Tarte                     By: /s/ Jeffrey K. Harrow
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       Scott J. Tarte, Vice Chairman          Jeffrey K. Harrow, Chairman

                                              ACCEPTED BY:
                                                          /s/ Alan I. Goldberg
                                                          --------------------
                                                              Alan I. Goldberg